EXHIBIT 10.9

AMENDMENT NO. 3

INTERNATIONAL PAPER COMPANY

LONG-TERM INCENTIVE COMPENSATION PLAN

This Amendment to the International Paper Company Long-Term Incentive Compensation Plan, as amended and restated February 7, 2005 (the “Plan”) is hereby amended effective the 8th day of December 2008. The Plan shall be amended as follows:

1. By adding the following new Section 19 and renumbering accordingly:

“19. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS The Committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and awards valued by reference to book value of Shares or the value of securities of or the performance of specified parents or subsidiaries. The Committee shall determine the terms and conditions of such Awards.”